UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Filed by the Registrant ☐                  Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material Pursuant to § 240.14a-12

GENCO SHIPPING & TRADING LIMITED

(Name of Registrant as Specified In Its Charter)

GK Investor LLC

Sphinx Investment Corp.

Maryport Navigation Corp.

George Economou

Robert M. Pons

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On May 16, 2024, GK Investor LLC, a Marshall Islands limited liability company (“GK Investor”) issued the following press release, in which GK Investor announced that it is withdrawing its nomination of Mr. Robert Pons as a candidate for election to the Board of Directors of Genco Shipping & Trading Limited (the “Company”), as well as its bylaw repeal proposal.

GK Investor wishes to thank shareholders for their support and also to advise that any and all executed BLUE universal proxy cards or BLUE voting instruction forms received by GK Investor or its agents will not be voted at the 2024 Annual Meeting of Shareholders of the Company (the “Annual Meeting”). Therefore, shareholders who wish to vote at the Annual Meeting are advised to vote on the Company’s WHITE proxy card or WHITE voting instruction form.

GK Investor’s Genco Campaign Results in Material Improvement

Notes Company’s Significant Share Price Increase Following Public Pressure

NEW YORK --(BUSINESS WIRE)-- GK Investor LLC (“GK”), a shareholder of Genco Shipping & Trading Limited (“Genco” or the “Company”) (NYSE: GNK), today announced the following:

On December 28, 2023, the last trading day before GK publicly announced its position in Genco, the closing price of Genco’s common stock was $16.48. Yesterday, the closing price of Genco’s common stock was $22.53. GK believes that its advocacy on behalf of all common shareholders has been an important wake-up call to Genco’s complacent Board of Directors (the “Board”) and has contributed to the improved performance of Genco’s common stock – thereby providing an attractive return to shareholders, including GK. GK also believes that its efforts were a principal driver behind Genco’s decision to focus on capital allocation, reduce its discount to NAV and add a new voice in the boardroom. Consequently, GK is withdrawing its nomination of Mr. Robert Pons as a candidate for election to Genco’s Board as well as its bylaw repeal proposal. GK intends to continue to closely monitor Genco and the actions of its current Chairman and Board, and expects to continue to hold them accountable.

GK thanks Mr. Robert Pons for his tireless efforts as its nominee and willingness to represent the best interests of all shareholders, despite being subject to baseless personal attacks from Genco’s Board.

Cautionary Statement Regarding Forward-Looking Statements

 This communication does not constitute an offer to sell or solicitation of an offer to buy any of the securities described herein in any state to any person. The information herein contains “forward-looking statements.” Specific forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts and include, without limitation, words such as “may,” “will,” “expects,” “intends”“believes,” “anticipates,” “plans,” “estimates,” “projects,” “potential,” “targets,” “forecasts,” “seeks,” “could,” “should” or the negative of such terms or other variations on such terms or comparable terminology. Similarly, statements that describe our objectives, plans or goals are forward-looking. Forward-looking statements are subject to various risks and uncertainties and assumptions. There can be no assurance that any idea or assumption herein is, or will be proven, correct or that any of the objectives, plans or goals stated herein will ultimately be undertaken or achieved. If one or more of such risks or uncertainties materialize, or if GK’s underlying assumptions prove to be incorrect, the actual results may vary materially from outcomes indicated by these statements. Accordingly, forward-looking statements should not be regarded as a representation by GK that the future plans, estimates or expectations contemplated will ever be achieved.

Contacts

Media
Joe Germani
Longacre Square Partners
jgermani@longacresquare.com